Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

September 4, 2018

Marriott Vacations Worldwide Corporation

6649 Westwood Blvd.

Orlando, Florida 32821

Ladies and Gentlemen:

We are providing this letter in our capacity as special counsel to Marriott Vacations Worldwide Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) covering the offering by the Company of up to 1,430,322 shares of common stock, par value $0.01 per share, of the Company (the “Plan Shares”) pursuant to the Amended and Restated Interval Leisure Group, Inc. 2013 Stock and Incentive Compensation Plan (the “2013 Plan”).

For purposes of this letter, we have examined such documents, records, certificates, resolutions and other instruments deemed necessary as a basis for this opinion, and we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon and subject to the qualifications, assumptions and limitations stated in this letter, we advise you that the Plan Shares are duly authorized and, when (i) the Registration Statement related to the Plan Shares becomes effective under the Act and (ii) the Plan Shares have been duly issued pursuant to and in accordance with the terms and conditions of the 2013 Plan and the Company’s Restated Certificate of Incorporation and Restated Bylaws, the Plan Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

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Marriott Vacations Worldwide Corporation

September 4, 2018

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Restated Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the 2013 Plan by at least the number of Plan Shares which may be issued in connection with the 2013 Plan and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates, if any, representing the Plan Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Plan Shares. Our opinion assumes that the Registration Statement related to the Plan Shares will become effective under the Act before any Plan Shares covered by such Registration Statement are issued.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Plan Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP